Contacts:
Media: Tracy Bledsoe
423-224-0498 / tracyb@eastman.com
Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces First-Quarter 2004 Financial Results

KINGSPORT, Tenn., April 29, 2004 – Eastman Chemical Company (NYSE:EMN) today announced a loss of $0.07 per diluted share for first quarter 2004 versus earnings of $0.27 per diluted share for first quarter 2003. Excluding the items listed below for both periods, first-quarter 2004 earnings per diluted share were $0.52, while first-quarter 2003 earnings per diluted share were $0.09. For reconciliation to reported earnings (loss) per diluted share, see Table 6 in the accompanying first-quarter 2004 financial tables.

Included in the results for first quarter 2004 were asset impairments and restructuring charges of $67 million, with $41 million of non-cash charges related to asset impairments and $26 million related primarily to severance charges. First-quarter 2003 results included other operating income of $20 million from the sale of assets, the cumulative effect of a change in accounting principle totaling $3 million and asset impairments and restructuring charges of $2 million.

"Our first-quarter results clearly indicate that we are making progress toward improving the profitability of the company," said Brian Ferguson, chairman and CEO. "This strong performance reinforces our resolve for taking the necessary actions to continue to improve the company’s financial results."

Operating earnings for first quarter 2004 were $15 million compared with operating earnings of $59 million for first quarter 2003. First-quarter 2004 results included asset impairments and restructuring charges of $67 million, while first-quarter 2003 results included other operating income of $20 million and asset impairments and restructuring charges of $2 million. Operating earnings improved year-over-year, excluding these items, due primarily to an increased focus on more profitable businesses and product lines, cost reduction efforts, higher sales volume and favorable foreign currency exchange rates that were partially offset by higher raw material and energy costs.

Sales revenue for first quarter 2004 was $1.6 billion, an increase of 11 percent compared with first quarter 2003. The increase was primarily the result of higher sales volume, favorable foreign currency exchange rates, particularly for the euro, and higher selling prices.

(In millions, except per share amounts)	1Q2004	1Q2003

Revenue	$1,597	$1,441

Earnings (Loss) per diluted share	($0.07)	$0.27

Earnings per diluted share excluding asset impairments and restructuring charges, other operating income and the cumulative effect of a change in accounting principle*	$0.52	$0.09

Net cash used in operating activities	($34)	($168)

*For reconciliation to reported earnings (loss) per diluted share, see Table 6 in the accompanying first-quarter 2004 financial tables.

Division and Segment Results 1Q 2004 versus 1Q 2003

Eastman Division’s first-quarter 2004 external sales revenue increased by 4 percent compared with first quarter 2003 primarily due to favorable foreign currency exchange rates and higher selling prices. The division’s first-quarter 2004 operating earnings were $15 million compared with operating earnings of $35 million in first quarter 2003. First-quarter 2004 division operating earnings included asset impairments and restructuring charges of $55 million. First-quarter 2003 operating earnings included other operating income of $20 million and asset impairments and restructuring charges of $2 million. Excluding these items in both periods, Eastman Division’s operating earnings for first quarter 2004 improved due primarily to an increased focus on more profitable businesses and product lines, cost reduction efforts and favorable foreign currency exchange rates that were partially offset by higher raw material and energy costs. Segments within Eastman Division had the following results:

Coatings, Adhesives, Specialty Polymers, and Inks – External sales revenue increased by 7 percent compared with the year-ago period due primarily to favorable foreign currency exchange rates. Operating earnings improved due primarily to an increased focus on more profitable businesses and product lines, cost reduction efforts and favorable foreign currency exchange rates that were partially offset by higher raw material and energy costs. First-quarter 2004 and first-quarter 2003 operating earnings included asset impairments and restructuring charges of $6 million and $2 million respectively.

Performance Chemicals and Intermediates – External sales revenue declined by 2 percent due to lower sales volume and an unfavorable shift in product mix that were partially offset by higher selling prices. The lower sales volume was due in part to a planned shutdown and debottleneck at the company’s Longview, Texas, facility. Operating earnings improved due primarily to higher selling prices and cost reduction efforts that more than offset higher raw material and energy costs and $3 million of asset impairments and restructuring charges.

Specialty Plastics – External sales revenue increased by 9 percent due to favorable foreign currency exchange rates, higher selling prices and a favorable shift in product mix. First-quarter 2004 operating earnings included $46 million of asset impairments and restructuring charges mainly related to the closure of the company’s Hartlepool, England, facility. First-quarter 2003 operating earnings included $20 million of other operating income related to the sale of the company’s high-performance crystalline plastics assets. Excluding these items from both periods, operating earnings improved year-over-year due to an increased focus on more profitable businesses and product lines, cost reduction efforts, higher selling prices and favorable foreign currency exchange rates.

Voridian Division’s first-quarter 2004 external sales revenue increased 19 percent compared with first quarter 2003 due to higher sales volume, favorable foreign currency exchange rates and increased selling prices that were partially offset by an unfavorable shift in product mix, primarily in the fibers segment. First quarter operating earnings were $21 million compared with $53 million for the first quarter 2003. First-quarter 2004 results included asset impairments and restructuring charges of $11 million. First-quarter 2003 results included $14 million from an insurance settlement related to operational disruptions. Operating results declined year-over-year as higher sales volume, favorable foreign currency exchange rates and higher selling prices were more than offset by high raw material and energy costs.

Polymers – External sales revenue increased by 20 percent compared with the year-ago period due to higher sales volume, favorable foreign currency exchange rates and higher selling prices. First-quarter 2004 operating results included asset impairments and restructuring charges of $11 million due to severance charges. First-quarter 2003 operating earnings included a $14 million gain from an insurance settlement related to operational disruptions. Operating results declined year-over-year as higher sales volume, favorable foreign currency exchange rates and higher selling prices were more than offset by high raw material and energy costs. The ability to increase prices sufficiently to offset higher raw material and energy costs for PET polymers was limited by the impact of capacity additions in North America in 2003.

Fibers – External sales revenue increased by 18 percent due to higher sales volume and favorable foreign currency exchange rates that were partially offset by an unfavorable shift in product mix that resulted in lower selling prices. The higher sales volume and unfavorable shift in product mix were due primarily to increased sales of acetyl chemicals. Operating earnings increased in first quarter 2004 compared with first quarter 2003 due primarily to higher sales volume throughout the segment.

Developing Businesses Division’s first-quarter 2004 external sales revenue was $24 million compared with $13 million for the year-ago period. The increase was due primarily to the ongoing implementation of customer contracts for Cendian Corporation. Division operating results improved slightly year-over-year.

Cash Flow

Eastman used $34 million in cash for operating activities during first quarter 2004, as accounts receivable increased by $127 million due to higher sales revenue that was largely offset by lower pension contributions and improved operating results. The company did not make a contribution to its U.S. defined benefit pension plans in first quarter 2004 and does not anticipate making a contribution to its U.S. defined benefit pension plans during the year. The company remains committed to reducing debt and strengthening the balance sheet in 2004.

Outlook

Commenting on the outlook for second quarter 2004, Ferguson said: "Due to improving economic conditions and normal seasonality, we anticipate strong sales volume in the second quarter. In addition, we expect continued benefit from cost reduction efforts throughout the company. High raw material and energy costs remain challenging and therefore pricing continues to be a key driver of profitability. As a result, we expect second-quarter 2004 net earnings to increase by between 40 percent and 60 percent compared with first-quarter net earnings, excluding asset impairments and restructuring charges in both periods."

Eastman will host a conference call with industry analysts on April 30, 2004, at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, investors, event information, audio archives for the link to the live webcast. To listen via telephone, the dial-in number is 913-981-5507, passcode number 531811.
Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company has approximately 15,000 employees in more than 30 countries and had 2003 sales of $5.8 billion. To learn more about Eastman and its products, visit www.eastman.com . To learn more about Voridian Division and its products, visit www.voridian.com .
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Forward-looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and improve financial performance; future pension plan funding; implementation of restructuring, divestiture and consolidation alternatives for certain businesses and product lines; and overall selling prices, sale volume and earnings in the second quarter of 2004. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions and expectations, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K filed for 2003 and the Form 10-Q to be filed for first quarter 2004 available on the Eastman web site at www.eastman.com in the investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), April 30, 2004.

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS (LOSS)

	First Quarter

(Dollars in millions, except per share amounts)	2004	2003

Sales	$1,597	$1,441
Cost of sales	1,362	1,257

Gross profit	235	184

Selling and general administrative expenses	110	100
Research and development expenses	43	43
Asset impairments and restructuring charges, net	67	2
Other operating income	--	(20)
Operating earnings (loss)	15	59

Interest expense, net	29	31
Other (income) charges, net	(1)	(1)
Earnings (loss) before income taxes and cumulative effect of changes in accounting principle	(13)	29
Provision (benefit) for income taxes	(7)	11

Earnings (loss) before cumulative effect of changes in accounting principle	(6)	18
Cumulative effect of changes in accounting principle, net	--	3

Net earnings (loss)	$(6)	$21

Earnings (loss) per share
Basic
Before cumulative effect of changes in
accounting principle	$(0.07)	$0.23
Cumulative effect of changes in accounting principle, net	--	0.04

Net earnings (loss) per share	$(0.07)	$0.27

Diluted
Before cumulative effect of changes in
accounting principle	$(0.07)	$0.23
Cumulative effect of changes in accounting principle, net	--	0.04

Net earnings (loss) per share	$(0.07)	$0.27

Shares (in millions) outstanding at end of period	77.4	77.4

Shares (in millions) used for earnings (loss) per share calculation
Basic	77.2	77.1
Diluted	77.2	77.2

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 2 - OTHER SALES INFORMATION

	First Quarter, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$439	$--	$439
Performance Chemicals and Intermediates	290	141	431
Specialty Plastics	157	12	169

Total Eastman Division	886	153	1,039

Voridian Division
Polymers	515	18	533
Fibers	172	21	193

Total Voridian Division	687	39	726

Developing Businesses Division
Developing Businesses	24	109	133
Total Developing Businesses Division	24	109	133

Total Eastman Chemical Company	$1,597	$301	$1,898

	First Quarter, 2003*
	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$411	$--	$411
Performance Chemicals and Intermediates	297	125	422
Specialty Plastics	144	14	158

Total Eastman Division	852	139	991

Voridian Division
Polymers	430	21	451
Fibers	146	21	167

Total Voridian Division	576	42	618

Developing Businesses Division
Developing Businesses	13	98	111
Total Developing Businesses Division	13	98	111

Total Eastman Chemical Company	$1,441	$279	$1,720

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

	First Quarter
(Dollars in millions)	2004	2003

Sales by Region – External Sales
United States and Canada	$866	$824
Europe, Middle East, and Africa	410	342
Asia Pacific	184	159
Latin America	137	116

	$1,597	$1,441

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	First Quarter
(Dollars in millions)	2004	2003**

Operating Earnings (Loss) by Segment and Certain Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers,
and Inks
Operating earnings (loss)	$30	$(3)
Asset impairments and restructuring charges	6	2

Performance Chemicals and Intermediates
Operating earnings (loss)	8	6
Asset impairments and restructuring charges	3	--

Specialty Plastics
Operating earnings	(23)	32
Asset impairments and restructuring charges	46	--
Other operating income	--	(20)

Total operating earnings (loss)	$15	$35

Total asset impairments and restructuring charges	55	2
Total other operating income	--	(20)

Voridian Division Segments
Polymers
Operating earnings (loss)	$(12)	$28
Asset impairments and restructuring charges	11	--

Fibers
Operating earnings	33	25

Total operating earnings	$21	$53

Total asset impairments and restructuring charges	11	--

Developing Business Division Segment
Developing Businesses
Operating loss	$(20)	$(23)
Asset impairments and restructuring charges	1	1

Total operating loss	$(20)	$(23)

Total asset impairments and restructuring charges	1	1

Eliminations to operating earnings (loss)	$(1)	$(6)

Total Eastman Chemical Company

Total operating earnings (loss)	$15	$59

Total asset impairments and restructuring charges	67	2
Total other operating income	--	(20)

** Operating earnings (loss) for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 4 – SALES REVENUE CHANGE – EXTERNAL SALES
First Quarter, 2004 Compared to First Quarter, 2003

Change in External Sales Revenue Due To

	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	7%	1%	1%	-- %	5%
Performance Chemicals and Intermediates	(2) %	(4) %	3%	(2) %	1%
Specialty Plastics	9%	-- %	3%	2%	4%

Total Eastman Division	4%	(1) %	2%	(1) %	4%

Voridian Division
Polymers	20%	11%	3%	-- %	6%
Fibers	18%	29%	(3) %	(10) %	2%

Total Voridian Division	19%	16%	2%	(4) %	5%

Developing Businesses Division
Developing Businesses	83%	-- %	-- %	83%	-- %

Total Developing Businesses Division	83%	-- %	-- %	83%	-- %

Total Eastman Chemical Company	11%	6%	2%	(1) %	4%

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 5 – PERCENTAGE GROWTH IN SALES VOLUME

First Quarter, 2004 Compared to
First Quarter, 2003

Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	2%	-- %	2%
Performance Chemicals and Intermediates	(5) %	5%	(1) %
Specialty Plastics	1%	(15) %	(2) %

Total Eastman Division	(1) %	4%	-- %

Voridian Division
Polymers	11%	(27) %	9%
Fibers	30%	6%	17%

Total Voridian Division	14%	(1) %	11%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %

Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	5%

Regional sales volume growth
United States and Canada	2%
Europe, Middle East, and Africa	9%
Asia Pacific	8%
Latin America	15%

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 6 – EARNINGS (LOSS) PER SHARE RECONCILIATION

EARNINGS (LOSS) PER SHARE EXCLUDING CERTAIN ITEMS

	First Quarter
	2004	2003

Earnings (loss) per diluted share	$(0.07)	$0.27

Certain Items:

Asset impairments and restructuring charges, net	0.59	0.02
Other operating income	--	(0.16)
Cumulative effect of a change in accounting principle	--	(0.04)

Earnings (loss) per diluted share excluding certain items	$0.52	$0.09

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Quarter
(Dollars in millions)	2004	2003

Cash flows from operating activities
Net earnings (loss)	$(6)	$21

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	84	96
Cumulative effect of changes in accounting principle, net of tax	--	(3)
Write-off of impaired assets	41	--
Gain recognized on sale of assets	--	(20)
Benefit for deferred income taxes	(16)	(5)
Changes in operating assets and liabilities, net of effect of acquisitions:
(Increase) in trade receivables	(127)	(113)
(Increase) decrease in inventories	7	(5)
Increase in trade payables	10	29
(Decrease) in liabilities for employee benefits and incentive pay	(18)	(135)
Other items, net	(9)	(33)

Net cash used in operating activities	(34)	(168)

Cash flows from investing activities
Additions to properties and equipment	(59)	(45)
Proceeds from sale of assets	--	28
Acquisitions, net of cash acquired	--	--
Additions to capitalized software	(3)	(5)
Other items, net	(1)	19

Net cash used in investing activities	(63)	(3)

Cash flows from financing activities
Net increase in commercial paper and other short-term borrowings	105	204
Repayments of long-term borrowings	(500)	(3)
Dividends paid to stockholders	(34)	(34)
Other items	10	3

Net cash provided by (used in) financing activities	(419)	170

Net change in cash and cash equivalents	(516)	(1)

Cash and cash equivalents at beginning of period	558	77

Cash and cash equivalents at end of period	$42	$76

EASTMAN CHEMICAL COMPANY - EMN	April 29, 2004
5:30 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	March 31,	December 31,
(Dollars in millions)	2004	2003

Current Assets	$1,584	$2,010

Net Properties	3,351	3,419

Other Assets	830	801

Total Assets	$5,765	$6,230

Payables and Other Current Liabilities	$909	$973

Short-term Borrowings	1	504

Long-term Borrowings	2,213	2,089

Other Liabilities	1,648	1,621

Stockholders’ Equity	994	1,043

Total Liabilities and Stockholders’ Equity	$5,765	$6,230